                                                                   EXHIBIT T3E.3


                          NOTICE OF GUARANTEED DELIVERY

                                  IN RESPECT OF
                            11% SENIOR NOTES DUE 2007
                                       OF
                         CONTINENTAL GLOBAL GROUP, INC.


      PURSUANT TO THE OFFER TO EXCHANGE AND CONSENT SOLICITATION STATEMENT
                              DATED AUGUST 4, 2004

THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 2, 2004, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDER OF 11% SENIOR NOTES DUE 2007 (THE "OLD NOTES") MAY NOT BE WITHDRAWN, AND CONSENTS MAY NOT BE REVOKED, PRIOR TO THE EXPIRATION DATE. PURSUANT TO AN AGREEMENT BY AND AMONG CONTINENTAL GLOBAL GROUP, INC. (THE "COMPANY"), N.E.S. INVESTMENT CO. ("N.E.S.") AND WAYZATA INVESTMENT PARTNERS LLC ("WAYZATA"), WayZATA HAS AGREED, SUBJECT TO CERTAIN CONDITIONS, TO TENDER IN THE EXCHANGE OFFER ALL OF THE $82,115,000 PRINCIPAL AMOUNT OF OLD NOTES (OR APPROXIMATELY 68.4% OF ALL OLD NOTES OUTSTANDING) IT HOLDS AND TO DELIVER ITS CONSENTS TO THE PROPOSED AMENDMENTS.

         The Depositary for the Exchange Offer and the Solicitation is:

                     Wells Fargo Bank, National Association


                                                          By Overnight Courier or
   By Registered or Certified Mail:                       By Hand after 4:30 p.m.:
Wells Fargo Bank, National Association             Wells Fargo Bank, National Association
      Corporate Trust Operations                         Corporate Trust Operations
            MAC N9303-120                                       MAC N9303-120
            P.O. Box 1517                                 6th and Marquette Avenue
        Minneapolis, MN 55479                               Minneapolis, MN 55479

     By Hand prior to 4:30 p.m.:                                By Facsimile:
Wells Fargo Bank, National Association             Wells Fargo Bank, National Association
       Corporate Trust Services                           Corporate Trust Services
  12th Floor Northstar East Building                       Telephone 612/667-8687
       608 Second Avenue South                              Telecopy 612/667-9825
        Minneapolis, MN 55402                              Attn: Marco X. Morales

                THE INFORMATION AGENT FOR THE EXCHANGE OFFER IS:

                               MORROW & CO., INC.

             You may obtain information regarding the Exchange Offer
                     from the Information Agent as follows:

                           445 Park Avenue, 5th Floor
                            New York, New York 10022
                          E-mail: CGG.info@morrowco.com

              Banks and Brokerage Firms, Please Call (800) 654-2468

                     NOTEHOLDERS, PLEASE CALL (800) 607-0088
                     All Others Call Collect: (212) 754-8000

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

         If time will not permit the Letter of Transmittal and Consent, certificates representing such Old Notes and other required documents to reach the Depositary, or if the procedures for book-entry transfer cannot be completed, prior to the Expiration Date, then this form, or one substantially equivalent hereto, must be used to accept the Company's offer to exchange the Offer Consideration (as described in the Statement) for all of its outstanding Old Notes and to accept the Company's solicitation (the "Solicitation") and consent to the proposed amendments (the "Proposed Amendments") to the Indenture, dated as of April 1, 1997, relating to the Old Notes (the "Existing Indenture"). These procedures are set forth in the Offer to Exchange and Consent Solicitation Statement dated August 4, 2004 (the "Statement") of the Company under the caption "Procedures for Tendering Old Notes and Delivering Consents" and in Instruction 2 of the related Letter of Transmittal and Consent (the "Letter of Transmittal and Consent" and, together with the Statement, the "Exchange Offer"). This form must be delivered by an Eligible Institution (as defined in the Statement) by mail or hand delivery or transmitted, via facsimile, to the Depositary as set forth above. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Statement.

         This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal and Consent is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal and Consent.


Ladies and Gentlemen:

         The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Statement and the Letter of Transmittal and Consent (receipt of which is hereby acknowledged), the principal amount of the Old Notes specified below pursuant to the guaranteed delivery procedures set forth in the Statement under the caption "Procedures for Tendering Old Notes and Delivering Consents."

         The undersigned understands that holders who desire to tender their Old Notes pursuant to the Exchange Offer and receive the Offer Consideration are required to consent to the Proposed Amendments with respect to the entire principal amount of the Old Notes so tendered. Accordingly, by tendering any Old Notes pursuant to the Exchange Offer, the undersigned hereby consents to the Proposed Amendments with respect to the entire principal amount of such Old Notes.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to give the Consents to the Proposed Amendments. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable for the perfection of the undersigned's Consents and the execution of the Supplemental Indenture setting forth the Proposed Amendments.

         The undersigned understands that Old Notes and the related Consents that have been duly tendered may not be withdrawn or revoked prior to the Expiration Date.

         The undersigned authorizes the Depositary to deliver this Notice of Guaranteed Delivery to the Company and the Trustee with respect to Old Notes tendered pursuant to the Exchange Offer and Solicitation as evidence of the undersigned's Consents.

         The undersigned understands that payment for Old Notes will be made only after timely receipt by the Depositary of (i) such Old Notes, or confirmation of a book-entry transfer of such Old Notes into the Depositary's account with DTC, and (ii) a Letter of Transmittal and Consent (or a facsimile thereof) with respect to such Old Notes, properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal and Consent, in each case, within two business days after the execution hereof. The undersigned also understands that under no circumstances will interest be paid by the Company by reason of any delay in making payment to the undersigned by reason of the undersigned's use of the guaranteed delivery procedures, and that the Offer Consideration for Old Notes tendered pursuant to the guaranteed delivery procedures will be the same as that for Old Notes delivered to the Depositary prior to the Expiration Date.

         All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or
Authorized Signatory: ......................................      Date:............................................

.............................................................      Address:.........................................

.............................................................      .................................................

Name(s) of Registered Holder(s):............................      Area Code and Telephone No. .....................

.............................................................      If Old Notes will be delivered by book-
.............................................................      entry transfer, check trust company below:

Principal Amount of Old Notes Tendered:.....................      [ ] The Depository Trust Company

.............................................................

Certificate No.(s) of Old Notes
(if available)..............................................      Depository Account No............................

         HOLDERS WHO DESIRE TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER AND RECEIVE THE OFFER CONSIDERATION ARE REQUIRED TO CONSENT TO THE PROPOSED AMENDMENTS WITH RESPECT TO SUCH OLD NOTES. DELIVERY OF OLD NOTES PURSUANT TO THIS NOTICE OF GUARANTEED DELIVERY PRIOR TO THE EXPIRATION DATE CONSTITUTES A CONSENT TO THE PROPOSED AMENDMENTS WITH RESPECT TO SUCH OLD NOTES.


         This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear on certificate(s) for Old Notes or, if tendered by a participant in one of the Book-Entry Transfer Facilities, exactly as such participant's name appears on a security position listing as the owner of Old Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If the signature above is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:


                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s): .......................................................................

.................................................................................

Capacity: ......................................................................

Address(es): ...................................................................

.................................................................................

.................................................................................


DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND CONSENT.

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


         The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc. (NASD), or a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), hereby guarantees that, within two business days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal and Consent (or a facsimile thereof) and all other required documents will be deposited by the undersigned with the Depositary at one of its addresses set forth above.

Name of Firm: ____________________________      ________________________________
                                                      Authorized Signature

Address: _________________________________      Name: __________________________

__________________________________________      Title: _________________________

Area Code and Telephone No.:
__________________________________________      Date: __________________________



ACTUAL TENDER OF OLD NOTES MUST BE MADE PURSUANT TO A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND CONSENT AND ANY OTHER REQUIRED DOCUMENTS.